UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2010

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

77 Fourth Avenue, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On April 30, 2010, Phase Forward Incorporated (the “Company”) held its Annual Meeting of Stockholders, at which the following matters were voted upon.

1.               Election of the eight nominees listed below to serve on the Board of Directors for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Robert K. Weiler	32,422,839	993,850	5,770,587
Paul A. Bleicher, M.D., Ph.D	30,765,707	2,650,982	5,770,587
Axel Bichara	32,716,317	700,372	5,770,587
Richard A. D’Amore	30,763,234	2,653,455	5,770,587
Gary E. Haroian	28,844,310	4,572,379	5,770,587
Paul G. Joubert	32,681,452	735,237	5,770,587
Kenneth I. Kaitin, Ph.D	33,123,583	293,106	5,770,587
Dennis R. Shaughnessy	31,196,299	2,220,390	5,770,587

2.               Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

For	38,074,632
Against	1,106,335
Abstain	6,309
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

May 4, 2010	By:	/s/ D. Ari Buchler
D. Ari Buchler
Senior Vice President, Legal and Regulatory Services